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                                                                    EXHIBIT 99.1

     FOR IMMEDIATE RELEASE

     Contact:

     Lisa Aragon

     ITC Holdings Corp.

     Phone: 248.835.9300

     Email: laragon@itctransco.com

     ITC Holdings Corp. Declares Dividend to Shareholders

     Novi, Michigan - February 8, 2006 - ITC Holdings Corp. (NYSE:ITC) today announced that its Board of Directors has declared a quarterly cash dividend on ITC Holdings Corp. common stock of $0.2625 per share, payable on March 15, 2006 to shareholders of record on March 1, 2006.

     ITC Holdings Corp.'s operating subsidiary, International Transmission Company ("International Transmission"), is the first independently owned and operated electricity transmission company in the United States. International Transmission owns, operates and maintains a fully-regulated, high-voltage system that transmits electricity to local electric distribution facilities from generating stations in Michigan, other Midwestern states and Ontario, Canada. The local distribution facilities connected to the International Transmission system serve an area comprised of 13 southeastern Michigan counties, including the Detroit metropolitan area. For more information on International Transmission, please visit http://www.itctransco.com. For more information on ITC Holdings, please visit http://www.itc-holdings.com. (itc-ITC)